UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               -------------------

                                AMENDMENT NO. 1 TO
                                    FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 1999



                                   LUCOR, INC.
              (Exact name of registrant as specified in its charter)



        FLORIDA                      0-25164                   65-0195259
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)            Identification No.)


790 Pershing Road, Raleigh, North Carolina                         27608
(Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code:  919-828-9511


     This is an amendment to a Form 8-K of Lucor, Inc. dated December 16, 1999 filed with the Securities and Exchange Commission on January 3, 2000.

Item 2.  Acquisition or Disposition of Assets

     On December 16, 1999, Lucor, Inc. (the "Company") executed a Stock Purchase Agreement with Quick 10 Corporation ("Quick 10"). The Company has agreed to purchase for cash all of the outstanding stock of Quick 10 for a purchase price of approximately $18,000,000.

     The Company operated 196 "Jiffy Lube" service centers in eight different states comprising nine different geographic DMA's ("Designated Marketing Areas") as of December 16, 1999. Quick 10 operates 23 quick lube service centers in the Raleigh/Durham DMA and 4 quick lube service centers in the Greensboro and Winston Salem, North Carolina area under the brand name "Quick 10".

     The purchase price was funded primarily through funds borrowed through a series of loan and security agreements with Enterprise Mortgage Acceptance Company, LLC. The loans totaled $16.1 million and carry an interest rate of 9.79%. All but $1,248,000 is to be repaid in 180 months with the remaining amount repaid in 108 months. The remaining funds came from cash resources held by Quick 10.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired. Attached to this report are the unaudited financial statements of Quick 10 Corporation for the nine months ended September 30, 1999 and audited financial statements as of and for the years ended December 31, 1997 and 1998.

(b) Pro Forma Financial Information. Attached to this report are the pro forma combined balance sheet as of September 30, 1999 and the pro forma combined statements of income (loss) for the nine months ended September 30, 1999 and for the year ended December 31, 1998.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.

Dated:  March 3, 2000                  Lucor, Inc.



                                       By: /s/ Kendall A. Carr
                                           ___________________________________
                                           Kendall A. Carr
                                           Chief Financial Officer

                            QUICK 10 CORPORATION
                            Financial Statements
                         December 31, 1998 and 1997
                  (With Independent Auditors' Report Thereon)

                    INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Quick 10 Corporation:

We have audited the accompanying consolidated balance sheets of Quick 10 Cor-poration as of December 31, 1998 and 1997, and the related consolidated state-ments of operations and retained earnings (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibil-ity of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quick 10 Corporation as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                       /s/ KPMG LLP
                                                       -------------------
                                                       KPMG LLP

January 21, 2000


QUICK 10 CORPORATION

Consolidated Balance Sheets
September 30, 1999 and December 31, 1998 and 1997

                                         (unaudited)
                                           9/30/99        12/31/98      12/31/97
                                         -----------     ----------    ----------

       ASSETS


Current Assets
  Cash and cash equivalents             $  3,409,042   $  4,170,730   $  2,744,884
  Accounts and notes receivable              141,265        106,465        105,957
  Inventories                                431,037        330,610        338,515
  Other                                        5,207          5,660         46,640
                                        ------------   ------------   ------------
                                           3,986,551      4,613,465      3,235,996
                                        ------------   ------------   ------------

Property and Equipment (Note 2)            4,121,854      3,117,248      5,170,915
  Less accumulated depreciation
   and amortization                        1,992,427      1,705,301      1,562,056
                                        ------------   ------------   ------------
                                           2,129,427      1,411,947      3,608,859
                                        ------------   ------------   ------------
Other Assets
  Financing lease receivable
   (Notes 4 and 9)                            --             --            838,749
  Notes receivable (Note 9)                   18,136        353,986        364,334
  Deferred income taxes (Note 5)             (24,029)        66,390        111,910
  Other (Notes 8 and 10)                     442,893        414,362        430,647
                                        ------------   ------------   ------------
                                             437,000        834,738      1,745,640
                                        ------------   ------------   ------------
                                        $  6,552,978   $  6,860,150    $ 8,590,495
                                        ============   ============    ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Current portion of note
    payable (Note 3)                    $     10,135   $      9,550    $      8,818
  Accounts payable                           940,385        525,052         452,278
  Due to affiliates                           30,866         32,290          32,941
  Accrued salaries and wages                 663,394        605,186         462,729
  Other accrued liabilities                  545,085        633,866         301,118
                                        ------------   ------------    ------------
                                           2,189,865      1,805,944       1,257,884
                                        ------------   ------------    -----------

Note Payable (Note 3)                         49,731         57,407          66,927
                                        ------------   ------------    ------------
Other Long-term Liabilities
  (Notes 8, 9 and 11)                      1,534,117      1,603,154       1,825,206
                                        ------------   ------------    -------------

Commitments and Contingent
 Obligations (Notes 4 and 9)


Stockholders' Equity (Notes 6 and 7)
  Preferred Stock - par value $100;
   Authorized 1,000,000 shares;issued
   and outstanding

  13,000 shares of 7% Series B
   Cumulative Preferred Stock,
   6,500 shares redeemed in 1998
   and in 1997                                --             --              650,000
  27,500 shares of 7% Series C
   Cumulative Preferred Stock,
   23,500 shares redeemed in 1998             --            400,000        2,750,000
  10,000 shares of 7% Series D
    Cumulative Preferred Stock                --          1,000,000        1,000,000
  Common Stock - par value of $.01;
    Authorized 1,000,000 shares;
    200,000 shares, issued and
    outstanding                                2,000          2,000            2,000
  Additional paid-in capital               1,048,200      1,048,200        1,048,200
  Retained earnings (deficit)              1,729,065        943,445           (9,722)
                                        ------------   ------------     ------------
                                           2,779,265      3,393,645        5,440,478
                                        ------------   -------------    ------------
                                        $  6,552,978    $ 6,860,150     $  8,590,495
                                        ============    ===========     ============


See accompanying notes to consolidated financial statements.


QUICK 10 CORPORATION

Consolidated Statements of Operations and Retained Earnings (Deficit)
For The Nine Months Ended September 30, 1999 and The Years Ended
December 31, 1998 and 1997

                                           (unaudited)
                                            9/30/99        12/31/98         12/31/97
                                            -------        --------         --------
Net Sales                              $  10,691,132   $  12,221,493    $  11,116,207
Franchise Revenue                             --               2,173           11,640
                                       -------------   -------------    -------------
                                          10,691,132      12,223,666       11,127,847
                                       -------------   -------------    -------------
Operating Expenses
  Product costs                            2,317,905       2,669,877        2,560,002
  Operating expenses                       5,669,169       6,318,699        6,008,197
  Administrative expenses                    952,002       1,265,862          988,637
  Gain on disposal of properties              --            (402,061)          --
Depreciation and amortization                316,833         409,124          439,396
                                       -------------   -------------    -------------
                                           9,255,909      10,261,501        9,996,232
                                       -------------   -------------    -------------

Operating Income                           1,435,223       1,962,165        1,131,615
                                       -------------   -------------    -------------
Interest Expense                               6,936           5,921           55,461
                                       -------------   -------------    -------------
Income Before Income Taxes                 1,428,287       1,956,244        1,076,154

Income Taxes (Note 5)                        585,500         787,000          307,000
                                       -------------   -------------    -------------

Net Income                                   842,787       1,169,244          769,154

Retained Earnings
 (Deficit)-Beginning                         943,445          (9,722)        (460,192)

Preferred Stock Dividends Paid               (57,167)       (216,077)        (318,684)
                                       -------------   -------------    -------------

Retained Earnings
 (Deficit)-Ending                      $   1,729,065   $     943,445    $      (9,722)
                                       =============   =============    =============


See accompanying notes to consolidated financial statements.


QUICK 10 CORPORATION

Consolidated Statements of Cash Flows For The Nine Months Ended
 September 30, 1999 and The Years Ended December 31, 1998 and 1997

                                                       (unaudited)
                                                         9/30/99        12/31/98        12/31/97
                                                         -------        --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Earnings                                         $   842,787    $  1,169,244   $    769,154

Noncash and Other Items Included in Earnings
  Depreciation and amortization                          316,833         409,124        439,396
  Deferred income taxes                                   90,419          45,520        121,917
  Gain on disposal of property and equipment              --            (402,061)        --


Increase (Decrease) In Cash Due To Changes In
  Receivables                                            (34,800)           (508)       (64,067)
  Inventories                                           (100,427)          7,905        (64,856)
  Other current assets                                       453          40,980          8,463
  Accounts payable                                       415,333          72,774        187,046
  Payables to affiliates                                  (1,424)           (651)        (6,561)
  Accrued salaries and wages                              58,208         142,457        136,774
  Other liabilities                                      (88,781)        332,748         46,299
                                                     -----------     -----------   ------------
                                                       1,498,601       1,817,532      1,573,565

CASH FLOWS FROM INVESTING ACTIVITIES
  Sales of property and equipment                         --           2,203,485        625,146
  (Increase) decrease in other assets                    277,612         823,929        (64,394)
  Purchase of property and equipment                  (1,004,606)       (369,803)      (445,045)
                                                     -----------     -----------   ------------
                                                        (726,994)      2,657,611        115,707
                                                     -----------     -----------   ------------


CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                --              --            850,000
  Redemption of preferred stock                       (1,400,000)     (3,000,000)      (650,000)
  Payment of long-term debt                               (7,091)         (8,788)    (1,021,973)
  Increase in other long-term liabilities                (69,037)        175,568      1,214,071
  Preferred stock dividends paid                         (57,167)       (216,077)      (318,684)
                                                     -----------     -----------   ------------
                                                      (1,533,295)     (3,049,297)        73,414
                                                     -----------     -----------   ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS               (761,688)      1,425,846      1,762,686

CASH AND CASH EQUIVALENTS, BEGINNING                   4,170,730       2,744,884        982,198
                                                     -----------     -----------   ------------

CASH AND CASH EQUIVALENTS, ENDING                    $ 3,409,042     $ 4,170,730   $  2,744,884
                                                     ===========     ===========   ============


See accompanying notes to consolidated financial statements.

QUICK 10 CORPORATION

Notes To Consolidated Financial Statements
December 31, 1998 and 1997

 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

At December 31, 1998, Quick 10 Corporation was a 60% owned subsidiary of Investors Management Corporation ("IMC") and operated twenty-two oil change centers in North Carolina. These financial statements include Quick 10 Franchising Systems, Inc., a wholly-owned subsidiary. All intercompany balances and transactions have been eliminated.

Basis of Presentation - The consolidated statements of the Company are presented on the accrual basis in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses during the reporting period, and contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash Equivalents - Cash investments with a remaining maturity of three months or less at the date of acquisition are considered cash equivalents.

Inventories - Inventories are valued at the lower of first-in, first-out cost or market. Inventory consists of oil, filters, and other automotive supplies.

Property and Equipment - Property and equipment are carried at cost and include those improvements which materially increase the useful lives of the assets.

Depreciation and amortization are provided by the straight-line method over the estimated useful lives of the respective assets as follows:


               Building                   15 years

               Equipment                  3-8 years

               Leasehold improvements     15 years

Income Taxes - The Company and its wholly-owned subsidiary, Quick 10 Franchising Systems, Inc., file a consolidated federal income tax return. Prior to July 1, 1997 the Company and its wholly-owned subsidiary were included in the consoli-dated federal income tax returns of its parent company. Tax expense is determined based on a tax-sharing agreement existing between the Company and IMC. Deferred income taxes are determined based on temporary differences between the consolidated financial statement and tax bases of assets and lia-bilities using enacted tax rates expected to be in effect when such amounts are realized or settled.

Long-lived Assets - The Company reviews long-lived assets and certain identifi-able intangibles to be held and used by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable from future cash flows. If the carrying value is not recoverable, related assets are written down to fair value as determined by the present value of estimated future cash flows.

 2.	PROPERTY AND EQUIPMENT

The cost of property and equipment at December 31 is summarized as follows:


                                       1998                 1997
                                     --------             --------
     Land                       $           -        $   1,297,267
     Building                         193,017            1,087,925
     Equipment                      2,817,755            2,664,402
     Leasehold improvements            91,476              115,258
     Construction in progress          15,000                6,063
                                -------------        -------------
                                $   3,117,248        $   5,170,915
                                =============        =============

 3.	NOTE PAYABLE

Note payable at December 31 consist of the following:

                                       1998                 1997
                                     --------             --------
     Note payable; interest at
      8.0%; due in monthly
      installments of $1,213
      through 2004; partially
      secured with equipment
      costing $51,000           $      66,957        $      75,745

     Less current portion               9,550                8,818
                                -------------        -------------
                                $      57,407        $      66,927
                                =============        =============



Scheduled maturities of note payable are as follows:

     1999                  $       9,550
     2000                         10,343
     2001                         11,201
     2002                         12,131
     2003 and after               23,732
                           -------------
                           $      66,957
                           =============

Interest paid during 1998 and 1997 was $5,921 and $55,461, respectively. The Company has available lines of credit under which it can borrow up to $2,000,000. There were no amounts outstanding related to these lines of credit as of December 31, 1998 and 1997.

4.	LEASING ARRANGEMENTS

Financing Lease Receivable
--------------------------

During 1997 and part of 1998, the Company leased certain properties which are accounted for as direct financing lease. Following is a summary of the net investment in this lease:



                                                       1997
                                                     --------
     Total minimum lease payments receivable     $  1,409,450
     Less unearned income                             549,442
                                                 ------------

     Net investment in lease                          860,008
     Less amounts classified as current                21,259
                                                 ------------
     Noncurrent portion of direct financing
      lease receivable                           $    838,749
                                                 ============

Interest income from direct financing leases during 1998 and 1997 was approx-imately $31,000 and $74,000, respectively. Refer to note 9 for additional information.

Operating Leases Payable
------------------------

Minimum lease payments due for operating leases for years ending December 31 are as follows:

     1999                         $  1,176,505
     2000                            1,187,878
     2001                            1,192,562
     2002                            1,197,033
     2003                            1,002,702
     Later years                     3,972,917
                                  ------------
Total minimum lease payments      $  9,729,597
                                  ============

Total minimum lease payments do not include contingent rentals paid. Such rentals are based on a percentage of sales in excess of stated amounts. Contin-gent rentals payable for the years ended December 31, 1998 and 1997 were $122,600 and $72,800, respectively. Total lease payments charged to operations for the years ended December 31, 1998 and 1997 totaled $1,006,312 and $928,033, respectively.

5.	INCOME TAXES

The provision for income taxes in 1998 and 1997 consists of the following:

                                        1998               1997
                                      --------           --------
     Current
       Federal                   $     605,059      $     145,982
       State                           136,421             39,101
                                 -------------      -------------
                                       741,480            185,083
                                 -------------      -------------
     Deferred
       Federal                          39,409             79,531
       State                             6,111             42,386
                                 -------------      -------------
                                        45,520            121,917
                                 -------------      -------------
                                 $     787,000      $     307,000
                                 =============      =============

The reasons for the differences between total income tax expense and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are as follows:

                                                1998     %         1997      %
                                              --------  ---      --------   ---
Income taxes at federal statutory rates   $    684,686   35  $    376,654    35
State income taxes, net of federal
  income tax benefit                            92,646    5        52,967     5
Benefit of tax loss to parent  company               -    -      (133,522)  (12)
Increase in valuation allowance                  4,480    -             -     -
Other                                            5,188    -        10,901     1
                                          ------------  ---  ------------    ---
                                          $    787,000   40  $    307,000    29
                                          ============       ============

Income taxes paid for 1998 and 1997 were $528,835 and $104,204, respectively.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1998 and 1997 are presented below:

                                        1998               1997
                                      --------           --------
Deferred tax assets:
  Intangible assets              $       5,394      $      11,525
  State loss carryforwards               4,480              3,840
  Deferred compensation                144,866             96,670
  Deferred franchise revenue                 -              6,034
  Estimated property disposal
   costs                                30,185            157,548
                                 -------------      -------------
                                       184,925            275,617
Valuation allowance for state
  losses of a subsidiary                (4,480)                 -
                                 -------------      -------------
                                       180,445            275,617


Deferred tax liability:
  Fixed assets, principally
   due to differences in
   depreciation                       (114,055)          (163,707)
                                 -------------      -------------
Total deferred tax assets        $      66,390      $     111,910
                                 =============      =============

The valuation allowance is based upon uncertainty of utilizing certain state loss carryforwards of a subsidiary. The net change in valuation allowance for the year ended December 31, 1998 was an increase of $4,480. The state carry-forwards of $95,000, expire in various years through 2013.

6.	COMMON STOCK

Stockholders have the right to require the Company to repurchase all or any por-tion of their stock. The total number of shares redeemed shall not exceed an amount having a total purchase price of ten percent of the Company's net earnings during the year of redemption. These redemption rights are also sub-ject to restrictions which prevent impairment of capital. The per share pur-chase price to be paid in the event of this stockholder option is the book value per share or six times the greater of earnings per share for the prior year or average earnings per share for the preceding three years.

7.	PREFERRED STOCK


During December 1993, the Company's board of directors authorized 1,000,000 shares of preferred stock to be issued in several series. The first four series of cumulative preferred stock with warrants (5,500 Series A, 13,000 Series B, 27,500 Series C and 10,000 Series D shares) were sold to the Company's parent. Series A, Series B, Series C and Series D cumulative preferred stock have a 7% cumulative dividend payable quarterly. The warrants allow the holder to purchase a maximum of 53,759 shares of the Company's common stock at $.06 per share. The warrants expire December 2006. The Company has the right to repur-chase portions of the warrants between January 1, 1994 and December 31, 2002. The Series A preferred stock and related warrants were repurchased during 1996. During 1997 the Company repurchased 6,500 shares of Series B preferred stock. During 1998 the Company repurchased 6,500 shares of Series B preferred stock and 23,500 shares of Series C preferred stock. In January, 1999, the Company repurchased 4,000 shares of Series C preferred stock and 3,000 shares of Series D preferred stock.

8.	DEFERRED COMPENSATION PLANS

The Company has adopted 401(k) and nonqualified deferred compensation plans for its management and office personnel. Currently, the Company contributes an amount equal to current year contributions for each of the plans' participants up to 4% of their annual compensation as defined. The Company's contribu-tions, which may change on an annual basis, are subject to a vesting schedule outlined in the plans.

Employees who meet the 401(k) plan's eligibility requirements may contribute the lesser of 15% of annual compensation or the maximum amount allowed as determined by the Internal Revenue Code. The Company's contributions to the 401(k) plan totaled $24,679 in 1998 and $14,918 in 1997. Any forfeitures of the Company's contributions are used to reduce future funding requirements.

Eligible employees not covered by the 401(k) plan may defer up to 15% of their annual compensation and earn a specified rate of return on the deferred amounts. Deferred salaries and related expenses totaling $91,000 in 1998 and $63,000 in 1997 have been accrued but not funded, since participants are unsecured creditors of the Company. The Company's expense for the nonqualified defer-red compensation plans is accrued when earned by the plans' participants.

The Company has purchased whole-life insurance contracts covering participants in the nonqualified deferred compensation plans. The insurance transactions are summarized below:

                                             1998               1997
                                           --------           --------
Premiums paid                        $       56,000      $      42,000
                                     ==============      =============
Cash surrender value included in
 other assets                        $      202,000      $     177,000
                                     ==============      =============
Liabilities relating to the above compensation plans are included in other long-term obligations.

9.   DISPOSAL OF PROPERTIES

Effective September 30, 1996, the Company sold the land, buildings and selected equipment at two oil change centers in the Atlanta, Georgia area. The sales price was $1,300,000 of which $900,000 was received in cash, and the Company has recorded a second mortgage on the properties for $400,000. The Company rec-orded a loss of $149,453 on this sale. At the same time the Company leased 3 other oil change centers in Atlanta, including land, building and selected equipment to the same operator. The lease was for 15 years and contained a purchase option. The purchase option, if exercised in 1996, would have resulted in a loss of approximately $325,000. This loss was recorded in 1996 and the lease was recorded as a direct financing lease for financial reporting purposes.

During 1998, the lessee exercised its purchase option. The exercise of the pur-chase option resulted in a gain of $146,026.

Two Virginia oil change centers were sold in 1998 for $1,200,000, resulting in a gain of $256,035 which is included in gain on disposal of property and equipment.

10. ACQUISITION

During February 1997, the Company acquired the assets of a quick lubrication center in Fuquay-Varina, North Carolina. The acquisition resulted in the purchase of approximately $55,000 of equipment, signing a non-competitive agreement for $75,000 and entering into a long-term lease agreement for the facilities' real estate.

During July 1997, the Company acquired the assets of a franchisee in Winston-Salem, North Carolina. The acquisition resulted in the purchase of $80,000 of equipment and entering into a long-term lease agreement for the facilities' real estate. The Company's wholly-owned subsidiary, Quick 10 Franchising, Inc., refunded the $20,000 franchise fee which had been recorded as revenue in 1995. The refund was recorded as a reduction in 1997 franchise revenue.

11. PURCHASE AGREEMENT

During 1997, the Company entered into a long-term purchase agreement for oil and filters. The supplier provided the company with $1,250,000 of business development funds which are reflected in other long-term obligations. The business development funds are amortized based on the Company's purchases of oil and filters. The Company can terminate the agreement by paying the supplier the unamortized portion of the business development funds.

During 1998, the Company received $200,000 of additional business development funds under the same purchase agreement, increasing the remaining purchase obligation by an equal amount. As of December 31, 1998, the Company's remaining purchase obligation totaled approximately $1,216,000. The agreement requires that an annual minimum purchase requirement be met, with such requirement ending in 2008. The Company met its minimum purchase requirements in 1998 and 1997.

12. RELATED PARTY TRANSACTIONS

The following summarizes transactions with related parties:

                                             1998               1997
                                           --------           --------
Amounts paid to affilates for
 insurance costs, included in
 operating expenses                   $     204,444      $     202,567
                                      =============      =============

Amounts paid to affiliates for
 administrative expense               $     172,703      $     156,340
                                      =============      =============

The Company receives insurance, office occupancy and other administrative type services from Golden Corral Corporation, an affiliate. These costs are noted above.

The Company leases certain oil change center facilities from IMC. During 1998 and 1997, the Company paid $89,974 and $188,927, respectively, in rents.

13. SUBSEQUENT EVENTS

On December 16, 1999, Lucor, Inc. executed a Stock Purchase Agreement to pur-chase all of the Company's outstanding stock.

                  LUCOR, INC. AND QUICK 10 CORPORATION

                     PRO FORMA FINANCIAL STATEMENTS

                  LUCOR, INC. AND QUICK 10 CORPORATION

          PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information combines the historical financial information of Lucor, Inc. and subsidiaries (the "Company") and Quick 10 Corporation ("Quick 10").

On December 16, 1999, the Company entered into an agreement with Quick 10 to purchase all of the issued and outstanding capital stock of Quick 10, refer-red to herein as the "Quick 10 Acquisition." Quick 10 owns and operates 27 quick oil change and lubrication centers. The purchase price was approx-imately $18,000,000. The Quick 10 Acquisition is being accounted for by the Company as a purchase.

The unaudited Pro Forma Combined Consolidated Condensed Balance Sheet combines the September 30, 1999 historical consolidated balance sheet of the Company and the historical balance sheet of Quick 10. The balance sheets are combined on a pro forma basis as if the Quick 10 Acquisition had been effective as of September 30, 1999, after giving effect to various adjustments for purchase accounting purposes as well as the financing of the transaction.

The unaudited Pro Forma Combined Consolidated Condensed Statements of Income
(Loss) combines the September 30, 1999 historical results of operations of the Company and Quick 10 for the nine months ended September 30, 1999 and for the fiscal year ended December 31, 1998, as if the final closing of the acquisition had been effective on January 1, 1998, after giving the effect to various accounting adjustments.

The unaudited pro forma combined financial information has been prepared using the assumptions set forth in the Notes to the Pro Forma Financial Information and should be read in conjunction with the Company's consolidated financial statements and notes thereto, which have been previously filed with the Sec-urities and Exchange Commission in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the period ended September 30, 1999 and with the financial state-ments of Quick 10 and notes thereto filed herewith.

The unaudited pro forma combined financial information is intended for infor-mational purposes and is not necessarily indicative of the future financial position or future results of operations of the Company after the aforemen-tioned transactions in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or results of operations at any future date or for any future period.

                   LUCOR, INC. AND QUICK 10 CORPORATION

                     PRO FORMA FINANCIAL STATEMENTS


                    LUCOR, INC. AND QUICK 10 CORPORATION

                      UNAUDITED PRO FORMA COMBINED
                  CONSOLIDATED CONDENSED BALANCE SHEET

                         As of September 30, 1999

                                           Historial                       Pro Forma
                                   ---------------------------        ------------------------
                                                    Quick 10
                                   Lucor           Corporation        Adjustments     Combined
                                   -----           -----------        -----------     --------
          Assets

Current assets:


  Cash and cash equivalents  $   5,631,868         3,409,042     (2,803,809) (a)    6,237,101
  Accounts receivable            2,600,803           132,732                        2,733,535
  Notes receivable-current          --                 8,533                            8,533
  Income tax receivable             60,556            --                               60,556
  Inventories                    4,315,568           431,037                        4,746,605
  Prepaid expenses and
    other                          372,353             5,207         69,962  (g)      447,522
                             -------------     -------------  -------------     -------------
     Total current assets       12,981,148         3,986,551     (2,733,847)       14,233,852

Property and equipment,
  net of accumulated
  depreciation                  33,335,215         2,129,427        158,968  (b)   35,623,610
Notes receivable                    --                18,136                           18,136
Cash surrender value                --               260,063                          260,063
Intangibles, net of
  accumulated depreciation      16,156,502           182,830     15,763,298  (b)   32,102,630
                             -------------     -------------  -------------     -------------
                             $  62,472,865         6,577,007     13,188,419        82,238,291
                             =============     =============  =============     =============

          Liabilities and
       Stockholders' Equity

Current liabilities:
  Current portion of
   long-term debt                2,498,643            10,135        373,999   (a)   2,882,777
  Current portion of
   capital lease                     2,467            --             --                 2,467
Accounts payable                 4,470,438           971,251         --             5,441,689
Accrued expenses                 5,775,710         1,208,479         --             6,984,189
Preferred dividend payable          70,000            --             --                70,000
                             -------------     -------------  -------------     -------------
     Total current
      liabilities               12,817,258         2,189,865        373,999        15,381,122

Long-term debt, net of
  current portion               43,253,364            49,731     15,530,098   (a)  58,833,193
Purchase agreement                  --             1,172,357         --             1,172,357
Deferred tax liability              --                24,029         63,587   (e)      87,616
Other liabilities                   --               361,760         --               361,760
Deferred gain                       52,647            --             --                52,647
                             -------------     -------------  -------------     -------------
     Total long-term
       liabilities              43,306,011         1,607,877     15,593,685        60,507,573
                             -------------     -------------  -------------     -------------
Stockholders' equity             6,349,596         2,779,265     (2,779,265)  (f)   6,349,596
                             -------------     -------------  -------------     -------------
                             $  62,472,865         6,577,007     13,188,419        82,238,291
                             =============     =============  =============     =============


                       LUCOR, INC. AND QUICK 10 CORPORATION

                         UNAUDITED PRO FORMA COMBINED
                CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

                         NINE MONTHS SEPTEMBER 30, 1999

                                           Historial                      Pro Forma
                                -----------------------------    -------------------------------
                                                    Quick 10
                                   Lucor          Corporation      Adjustments          Combined
                                -------------   -------------      -----------          --------

Net sales                       $  59,942,632      10,691,132                          70,633,764
Cost of sales                      13,457,200       2,317,905                          15,775,105
                                -------------   -------------                       -------------
                                   46,485,432       8,373,227                          54,858,659

Costs and expenses:
  Direct                           23,272,281          --                              23,272,281
  Operating                        11,494,460       5,669,169                          17,163,629
  Depreciation and
   amortization                     2,000,472         316,833           312,594(c)      2,629,899
  Selling, general and
   administrative                   8,009,158         952,002                           8,961,160
                                -------------   -------------     -------------     -------------
                                   44,776,371       6,938,004           312,594        52,026,969
                                -------------   -------------     -------------     -------------
          Income (loss) from
            operations              1,709,061       1,435,223          (312,594)        2,831,690
                                -------------   -------------     -------------     -------------
Other income                          217,038          --                                 217,038
Interest expense                   (2,644,206)         (6,936)       (1,237,472)(d)    (3,888,614)
                                -------------   -------------     -------------     -------------
          Income (loss) before
            provision for
            income taxes             (718,107)      1,428,287        (1,550,066)         (839,886)

Income tax expense (benefit)           25,000         585,500          (585,500)(e)        25,000
                                -------------   -------------     -------------     -------------
          Net income (loss)          (743,107)        842,787          (964,566)         (864,886)
                                                                  =============

Preferred dividend                   (105,000)        (57,167)                           (162,167)
                                -------------   -------------                       -------------
Income (loss) available to
  common shareholders           $    (848,107)        785,620                          (1,027,053)
                                =============   =============                       =============
Weighted average number of
  share outstanding-basic
  and diluted                       2,826,899                                           2,826,899
                                =============                                       =============
Basic and diluted loss per
  common share outstanding      $       (0.30)                                              (0.36)
                                =============                                      ==============




                      LUCOR, INC. AND QUICK 10 CORPORATION

                         UNAUDITED PRO FORMA COMBINED
                 CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

                         YEAR ENDING DECEMBER 31, 1998

                                      Historial                              Pro Forma
                           ---------------------------------        ----------------------------
                                                Quick 10
                                Lucor         Corporation            Adjustments      Combined
                              --------        -----------            -----------      --------

Net Sales                   $  55,307,206         12,223,666                          67,530,872
Cost of sales                  12,715,861          2,669,877                          15,385,738
                            -------------      -------------                       -------------
     Gross profit              42,591,345          9,553,789                          52,145,134

Costs and expenses:
  Direct                       20,449,478                                             20,449,478
  Operating                    10,981,273          6,318,699                          17,299,972
  Depreciation and
    amortization                2,217,366            409,124           416,792 (c)     3,043,282
  Selling, general and
    administrative              7,388,269          1,265,862                           8,654,131
  Impairment loss-
    Sears assets                1,383,475                                              1,383,475
                            -------------      -------------     -------------     -------------
                               42,419,861          7,993,685           416,792        50,830,338
                            -------------      -------------     -------------     -------------
     Income (loss) from
       operations                 171,484          1,560,104          (416,792)        1,314,796
                            -------------      -------------     -------------     -------------
Other income                      205,956            402,061                             608,017
Interest expense               (2,664,938)            (5,921)       (1,619,899)(d)    (4,290,758)
                            -------------      -------------     -------------     -------------
     Income (loss) before
       provision for
       income taxes            (2,287,498)         1,956,244        (2,036,691)       (2,367,945)

Income tax expense (benefit)     (173,017)           787,000          (787,000)(e)      (173,017)
                            -------------      -------------     -------------     -------------
     Net income (loss)         (2,114,481)         1,169,244        (1,249,691)       (2,194,928)
                                                                 =============
Preferred dividend               (140,000)          (216,077)                           (356,077)
                            -------------      -------------                       -------------

Income (loss) available to
  common shareholders       $  (2,254,481)           953,167                          (2,551,005)
                            =============      =============                       =============

Weighted average number of
  shares outstanding -
  basic and diluted             2,824,868                                              2,824,868
                            =============                                          =============

Basic and diluted loss
  per common share
  outstanding               $       (0.80)                                                 (0.90)


LUCOR, INC.
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

(a) Reflects the borrowings obtained and cash paid in connection with the Quick 10 Acquisition.

(b) Amount represents the adjustments to state furniture, fixtures and equip-ment acquired at fair market value pursuant to APB Opinion No. 16, "Business Combinations". The purchase cost in excess of the fair market value of the assets acquired is recognized as goodwill. The Company will amortize the good-will over 40 years.

(c) Reflects the adjusted amortization expense for intangible assets and depreciation expense for property and equipment. These assets have been recorded at their estimated fair market value and amortized using the Company's amortization methods over their estimated useful lives.

(d) Relects an increase in interest expense related to the debt incurred to finance the Quick 10 Acquisition.

(e) Reflects the additional tax benefit and deferred tax liability calculated using the Company's combined federal and state income tax rate.

(f)  Reflects an adjustment for the elimination of equity in Quick 10.

(g) Reflects the prepayment of certain operating expenses in connection with the Quick 10 Acquisition.